Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Annual Report on Form 11-K of the LabOne, Inc. Profit Sharing 401(k) Plan (the "Plan") for the year ending December 31, 2002 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906 has been provided to LabOne, Inc. and will be retained by LabOne, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

LabOne, Inc.

Date: June 26, 2003

By /s/ W. Thomas Grant II
W. Thomas Grant II, Chairman of the Board,
President and Chief Executive Officer